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                    SURGE COMPONENTS, INC. AND SUBSIDIARIES

                                  EXHIBIT 11.1

                    COMPUTATION OF EARNINGS PER COMMON SHARE



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

                                                 Three Months Ended           Nine Months Ended
                                                      August 31,                   August 31,
                                                 2 0 0 1       2 0 0 0       2 0 0 1        2 0 0 0
                                              -----------    -----------   -----------    -----------

Basic earnings:

Net (loss) income                             $  (645,101)   $   299,810   $(4,358,423)   $ 1,511,374
                                              ===========    ===========   ===========    ===========

Shares:
    Weighted common shares outstanding          7,654,845      4,984,207     7,020,385      4,949,049
                                              ===========    ===========   ===========    ===========

Basic earnings per common share               $      (.08)   $       .06   $      (.62)   $       .31
                                              ===========    ===========   ===========    ===========

Diluted earnings:

Net (loss) income                             $  (645,101)   $   299,810   $(4,358,423)   $ 1,511,374

Add:  interest expense on convertible debt,
net of tax                                           --          123,900          --          287,049
                                              -----------    -----------   -----------    -----------

Net income and assumed conversion             $  (645,101)   $   423,710   $(4,358,423)   $ 1,798,423
                                              ===========    ===========   ===========    ===========

Shares:
    Weighted common shares outstanding          7,654,845      4,984,207     7,020,385      4,949,049
    Convertible debt                                 --          914,942          --          865,926
    Employees stock options                          --        1,452,300          --        1,501,316
                                              -----------    -----------   -----------    -----------

Total weighted shares outstanding               7,654,845      7,351,449     7,020,385      7,316,291
                                              ===========    ===========   ===========    ===========

Diluted earnings per common share             $      (.08)   $       .06   $      (.62)   $       .25
                                              ===========    ===========   ===========    ===========

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